UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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APA CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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APA CORPORATION

Supplemental Information Regarding Proposal No. 12

Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

[The following is the form of email communication sent to certain shareholders with whom APA requested meetings prior to the 2024 annual shareholders’ meeting.]

To: [Investor email address]

Subject: APA Corporation Engagement Request

Dear [Shareholder],

Hello. We are reaching out to request a call ahead of our Annual Meeting on May 23rd.

In particular, we would be interested in discussing our compensation program, which is designed to link pay with performance and has evolved in recent years to address feedback we have received from shareholders. We would like to share additional context regarding our Management Development and Compensation Committee’s process for setting targets across our compensation program in 2023, and the outcomes that were achieved during the year.

Our team, including [members of our board], is available for a conference call between now and our annual meeting on May 23, 2024. Please let us know what works for your team and we will do our best to accommodate your schedules.

We look forward to connecting with you.

Regards,